SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement.
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
[ ]      Definitive Proxy Statement.
[X]      Definitive Additional Materials.
[ ]      Soliciting Material Pursuant to sec. 240.14a-12.

                          The Asia Tigers Fund, Inc.

               (Name of Registrant as Specified in its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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                          IMPORTANT INFORMATION ABOUT
       THE ANNUAL MEETING OF STOCKHOLDERS OF THE ASIA TIGERS FUND, INC.
-------------------------------------------------------------------------------

                                                               February 1, 2006

Dear Stockholders of The Asia Tigers Fund, Inc. (the "Fund"):

         We are writing to seek your assistance in approving a new management agreement with Blackstone Asia Advisors L.L.C. at the Fund's Annual Meeting of Stockholders scheduled for February 24, 2006.

         As disclosed in the Fund's Proxy Statement, Punita Kumar-Sinha, the Fund's portfolio manager for the last six years, will continue to manage the Fund's assets under the proposed management agreement. Furthermore, the proposed new management agreement is substantially identical to the Fund's previous management agreement, except that changes have been made to the Fund's fee schedule that could have the result of lowering the Fund's fees paid at certain levels if the Fund were to grow significantly.

         To avoid the expense of further solicitation, the Fund's Board of Directors urges you to vote now, no matter how large or small your holdings may be. We ask you to sign, date and return the enclosed proxy card TODAY or vote using the toll-free number on the enclosed white proxy card or through the Internet according to the directions on the enclosed proxy card.

         The Board of Directors of the Fund recommends that you vote FOR the new management agreement and FOR the election of Directors. Vote now to ensure your vote reaches us by February 24!

         We thank you for your continued trust and support. If you need any assistance, or have any questions regarding the Fund's proposal or how to vote your shares, please refer to the Fund's Proxy Statement or call our proxy solicitor, Georgeson Shareholder Communications Inc., at 1-877-847-1383.

Sincerely,


Peter G. Peterson                                    Prakash A. Melwani
Senior Chairman                                      Senior Managing Director
The Blackstone Group                                 The Blackstone Group
                                                     President
                                                     The Asia Tigers Fund, Inc.

                 PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD.
    YOUR VOTE IS IMPORTANT. PLEASE ACT TODAY. IF YOU HAVE QUESTIONS OR NEED
                ASSISTANCE IN VOTING YOUR SHARES, PLEASE CALL:
                    Georgeson [GRAPHIC OMITTED]Shareholder
                          17 State Street, 10th Floor
                              New York, NY 10004
                          (877) 847-1383 (Toll Free)